SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 15, 2001

Date of earliest event Reported: June 4, 2001

ACTIONPOINT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-72527 (Commission File Number)	77-0104275 (I.R.S. Employer Identification Number)

1299 Parkmoor Avenue

San Jose, CA 95126

(408) 325-3800

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

ITEM 5. OTHER EVENTS.

On June 4, 2001, ActionPoint, Inc. announced that Steven Francis was elected president and chief executive officer, succeeding Kimra Hawley, who became chairman of the board A copy of the press release dated June 4, 2001, issued in connection with execution of the Agreement, is filed as an exhibit hereto and is incorporated herein by reference.

c. Exhibits

Exhibit No. Description

  Press Release dated June 4, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: June 15, 2001	By: /s/ John Finegan John Finegan Chief Financial Officer and Secretary